INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Voyageur Funds, Inc.:

We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "ADDITIONAL
INFORMATION - Custodian; Counsel; Independent Auditors" and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.


                                   KPMG Peat Marwick LLP


Minneapolis, Minnesota
October 23, 1996